UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2005

CAMDEN PROPERTY TRUST
(Exact name of Registrant as specified in its Charter)

Texas	1-12110	76-6088377
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Three Greenway Plaza, Suite 1300, Houston, Texas 77046
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (713) 354-2500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

- Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

- Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 27, 2005, Camden Property Trust (the "Company") entered into a separation agreement with each of William B. McGuire, Jr. and William F. Paulsen. Each separation agreement was effective as of the effective time (the "Effective Time") of the merger of Summit Properties Inc. ("Summit") and a wholly owned subsidiary of the Company, which occurred on February 28, 2005. Pursuant to the respective separation agreement, as of the Effective Time, Messrs. McGuire and Paulsen resigned as an officer and director of Summit and all entities related to Summit, and the respective employment agreement between Summit and each such executive was terminated. Also pursuant to the respective separation agreement, each such executive received payments and other benefits approximately equivalent to those he was entitled to receive upon termination of employment pursuant to his employment agreement with Summit. The separation agreements with Messrs. McGuire and Paulsen are filed as Exhibits 99.1 and 99.2 hereto, respectively, and incorporated herein by reference.

Effective March 2, 2005, Messrs. McGuire and Paulsen were each appointed to the Board of Trust Managers of the Company.

Item 9.01 Financial Information and Exhibits

(c)	Exhibits.

Exhibit
Number         Title

99.1	Separation Agreement, dated as of February 28, 2005, between Camden Property Trust and William B. McGuire, Jr.
99.2	Separation Agreement, dated as of February 28, 2005, between Camden Property Trust and William F. Paulsen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2005	CAMDEN PROPERTY TRUST

By: /s/ Dennis M. Steen
Dennis M. Steen Senior Vice President - Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
Number         Title

99.1	Separation Agreement, dated as of February 28, 2005, between Camden Property Trust and William B. McGuire, Jr.
99.2	Separation Agreement, dated as of February 28, 2005, between Camden Property Trust and William F. Paulsen.